EXHIBIT 10.19

DISTRIBUTORSHIP AGREEMENT

THIS AGREEMENT is made and entered into this the 5th day of April 2002 (the “Effective Date”) by and between CREE, INC., a corporation organized and existing under the laws of the State of North Carolina, U.S.A., having its principal place of business at 4600 Silicon Drive, Durham, North Carolina 27703 (“Manufacturer”), and SUMITOMO CORPORATION, a corporation organized and existing under the laws of Japan, having its principal place of business at [***], Tokyo 104-8610, Japan (“Distributor”).

Recitals

WHEREAS, Manufacturer is engaged in, among other things, the business of manufacturing and selling the products described herein; and

WHEREAS, Manufacturer desires to promote the sale of such products in the territories described herein; and

WHEREAS, Distributor is a trading company and desires to market and distribute the products in such territories, including having the exclusive right to distribute the products in Territory A, as defined below;

NOW, THEREFORE, the parties hereto, in consideration of the premises, covenants and undertakings herein contained, mutually agree as follows:

1.	DEFINITIONS

1.1.	For purposes of this Agreement, the capitalized terms defined below and elsewhere in this Agreement have the meaning so defined, and such definitions apply to both singular and plural forms:

(a)	“Products” means both LED Products and Wafer Products.

(b)	“LED Products” means visible or ultraviolet light emitting diodes (LEDs) in die form which are fabricated by or for Manufacturer using Group III-nitride materials on silicon carbide wafers and which Manufacturer makes generally available to customers for purchase during the term of this Agreement.

(c)	“Wafer Products” means silicon carbide wafers, either without epitaxial layers or with silicon carbide epitaxial layers deposited thereon, made by or for Manufacturer and which Manufacturer makes generally available to customers for purchase during the term of this Agreement.

(d)	“Territory A” means the country of Japan.

(e)	“Territory B” means the countries of the Republic of China (Taiwan), the Republic of Singapore and the Republic of the Philippines.

(f)	“Territory” means both of Territory A and Territory B.

(g)	“Liaison Office” means the representative office to be established by Manufacturer, directly or through an Affiliate, in the Tokyo, Japan area pursuant to 6.1(b) of this Agreement.

(h)	“Affiliate” of a designated person means any person which controls, is controlled by, or is under common control with the named person, whether directly or through one or more intermediaries, where “control” means possession of the

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Distributorship Agreement Dated April 5, 2002	Page 1

power to direct the management, operations or policies of the controlled person through stock ownership, contract or other arrangements.

1.2.	For purposes of this Agreement, “person” shall be construed broadly to mean any individual, corporation, partnership or other legal entity.

2.	TERM

2.1.	Subject to Section 9.2, the term of this Agreement (the “Term”) shall extend for a period of three (3) years commencing June 23, 2002 and ending June 30, 2005, unless sooner terminated in accordance with the provisions of this Agreement. This Agreement will be legally binding on the parties when executed on behalf of both parties, notwithstanding the later commencement of the Term.

2.2.	Subject to Section 9.2, the Term shall be renewed from year to year thereafter unless one party gives the other party a written notice electing not to renew this Agreement at least ninety (90) days prior to the expiration of the then existing term or any renewal thereof.

2.3.	The parties acknowledge and agree that neither is obligated to continue its business relationship with the other after the effective date of any termination of this Agreement or the expiration date if this Agreement is not renewed.

3.	DESIGNATION

3.1.	Distributor will serve as the strategic partner and exclusive distributor of Manufacturer for distribution of Products in Territory A during the Term of this Agreement. Section 4.1 below defines the exclusive nature of Distributor’s appointment in Territory A.

3.2.	Distributor will serve as a non-exclusive distributor for distribution of the Products in Territory B during the Term of this Agreement.

4.	EXCLUSIVITY

4.1	During the Term of this Agreement and subject to Distributor’s compliance with its obligations in Section 5 below, except as permitted by Section 4.2 below and as otherwise provided in Sections 8.3 and 9.4 below, Manufacturer will not, without Distributor’s written consent, directly or through any Affiliate sell Products to any person other than Distributor for shipment by Manufacturer into Territory A. This Section 4.1 shall not be construed to restrict Manufacturer or its Affiliates from selling or authorizing the sale of Products to persons outside Territory A.

4.2	Manufacturer previously granted exclusive license rights for certain of its [***] Products in Territory A to [***] pursuant to the License and Technology Transfer Agreement dated September 30, 1996 between Manufacturer and [***] (The “License Agreement”). Beginning upon commencement of the Term of this Agreement and continuing through the expiration of the License Agreement on September 30, 2003, Manufacturer may sell Distributor such [***] Products only with [***] prior written approval, and Manufacturer shall not be obligated by this Agreement to sell such Products to Distributor if [***] approval cannot be obtained. The License Agreement does not restrict Distributor from selling such Products in its inventory that were purchased from Manufacturer prior to the commencement of the Term of this Agreement, or that are purchased during the Term hereof if such purchase is approved by [***] or is made after September 30, 2003. The License Agreement does not affect Manufacturer’s [***] Products, including its recently released MegaBright and XBright Products. In addition, Manufacturer committed to supply [***] certain [***] pursuant to a related Supply Agreement dated September 30, 1996 among Manufacturer, [***], Distributor and an Affiliate of Distributor (the “Supply

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Distributorship Agreement Dated April 5, 2002	Page 2

Agreement”) for use by [***] in [***] pursuant to the License Agreement. The sale by Manufacturer of [***] in accordance with the Supply Agreement shall not be restricted by this Agreement

5.	DUTIES OF DISTRIBUTOR

5.1	Distributor agrees to perform and comply with the following during the Term of this Agreement:

(a)	It will use its best efforts, to the fullest extent commercially reasonable, to promote the sale of the Products within the Territory through its sales and merchandising programs in order to obtain and sustain the maximum sales of Products in the Territory and will solicit orders for and sell the Products within the Territory.

(b)	Distributor will furnish Manufacturer with reports on the following matters in writing not less frequently than the period shown, and promptly upon request at such other times as Manufacturer may request in writing, with the report to be delivered to Manufacturer and/or the Liaison Office as indicated below unless otherwise requested by Manufacturer:

Report	Frequency	Delivered To
General market situation for the Products in the Territory	[***]	Cree Japan

[***] -month forecast of anticipated sales of the Products	[***]	Cree Japan

Inventory on hand, including volume by Product type and assigned value	[***]	Cree Japan

Summary of meetings with customers and prospective customers, including current and anticipated Product applications by customer and quantity requirements	[***]	Cree Japan

Summary of significant customer inquiries	[***]	Cree Japan

Information, to the extent known, regarding the activities of competitors with respect to the Products in the Territory	[***]	Cree Japan

(c)	In addition, in its role as the strategic partner of Manufacturer for distribution of the Products in Territory A, Distributor will cooperate with Manufacturer and the Liaison Office to establish, to the fullest practicable extent, a “transparent interface” between Manufacturer and customers for the Products such that the Liaison Office is kept fully informed of all developments relating to customers for the Products and that the Product sales and marketing efforts of Distributor are coordinated with the efforts of the Liaison Office. Without limiting the foregoing, upon request Distributor will make available to the Liaison Office copies of all quotes, invoices, customer correspondence and other records relating to the sale and marketing of the Products in Territory A.

(d)	Distributor will at all times conduct its affairs under this Agreement in accordance with the highest standards of business ethics and propriety. It will comply with all applicable laws and regulations in performing its obligations under this Agreement and will apply for and obtain (at its own expense) all licenses and approvals necessary to perform its obligations hereunder except as provided in Section 12.2.

(e)	Distributor will not, without Manufacturer’s prior written consent, sell or otherwise

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Distributorship Agreement Dated April 5, 2002	Page 3

distribute within the Territory [***], other than Products purchased from Manufacturer under this Agreement.

(f)	It will not market, sell or otherwise distribute Products purchased under this Agreement outside the Territory except as may be authorized by Manufacturer in writing from time to time. Distributor will not, without Manufacturer’s prior written consent, which consent will not be unreasonably withheld, sell or otherwise distribute the Products purchased under this Agreement to a person other than an end user customer.

(g)	It will appoint at least one employee within its organization to coordinate the performance of its responsibilities under this Agreement.

(h)	Distributor shall be responsible for obtaining any required licenses, permits and other governmental approvals necessary for the export of Products from the United States and their import into the Territory, except as provided in Section 12.2, and will otherwise comply with all export and import laws and regulations applicable to its activities under this Agreement.

6.	DUTIES OF MANUFACTURER

6.1	Subject to Section 4.2 above, Manufacturer agrees to use its best efforts, to the fullest extent commercially reasonable, to meet the requirements of Distributor for Products during the Term of this Agreement and to perform and comply with the following during the Term of this Agreement:

(a)	Manufacturer shall [***] unless Distributor’s exclusivity with respect to such Product(s) is no longer in effect as otherwise provided in this Agreement.

(b)	Manufacturer shall establish and maintain, either directly or through an Affiliate, a representative office in the Tokyo, Japan area (the “Liaison Office”), staffed by one or more full-time personnel, to provide support for sales of the Products in Territory A.

(c)	Manufacturer shall furnish to Distributor, at no cost, such catalogues, specifications and technical data literature as Manufacturer makes available to its customers generally and shall provide the materials in such quantities as Distributor may reasonably request to support is sales of the Products in the Territory.

(d)	Manufacturer will invite Distributor to participate in any discussions between the Liaison Office or Manufacturer and customers in Territory A concerning Products to be purchased in connection with this Agreement provided that Distributor agrees to be bound by the same restrictions on information disclosed in such discussions as the customer and in any event, such discussions will be subject to the provisions in Section 14 below.

(e)	Subject to availability, Manufacturer shall supply Distributor Products in accordance with this Agreement in quantities adequate to the Distributor’s reasonable requirements for sales in the Territory. In the event orders for Products exceed Manufacturer’s ability to manufacture and deliver them, Manufacturer will allocate to the Distributor [***], which allocation Manufacturer shall determine in its sole discretion exercised in good faith; provided, however, that in no event shall Manufacturer treat the Distributor less favorably than it will

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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any of Manufacturer’s other customers for the Products in allocating such supply.

(f)	Manufacturer shall provide training services to sales and service personnel of Distributor at the Liaison Office or at Manufacturer’s principal offices to such scope and extent as reasonably necessary for the Distributor to promote sales and service of the Products in the Territory. Nothing in this clause or elsewhere in this Agreement shall be construed to require Manufacturer to disclose proprietary and confidential information.

(g)	Manufacturer shall be responsible for furnishing to Distributor [***] such packing material as may be reasonably required for re-packing Products received from Manufacturer for shipment to Distributor’s customers.

7.	SALES OF PRODUCTS

7.1	All sales of the Products from Manufacturer to Distributor shall be made pursuant to written purchase orders submitted by Distributor to Manufacturer and accepted in writing by Manufacturer. Each order placed by Distributor and accepted by Manufacturer hereunder shall constitute an individual sales contract (each hereinafter an “Individual Contract”) and be subject to the following terms, except as may be otherwise mutually agreed in writing by the parties:

(a)	Products shall be delivered F.O.B. Seller’s manufacturing facilities by delivery to a transportation company designated by Purchaser. Title and risk of loss shall pass to Distributor upon delivery to the transportation company. All transportation charges and expenses, including the cost of insurance against loss or damage in transit, shall be Distributor’s responsibility.

(b)	Except for any warranty claim covered by Section 7.1(d) below, in the event any Product does not conform to the terms of the Individual Contract, the non-conformity will be reported in writing to Manufacturer as soon as possible. In the case of shipping damage or other non-conformity discoverable upon reasonable inspection (such as, by way of illustration, broken wafers and torn tape), the non-conformity shall in any event be reported in writing no later than [***] after the date Products are shipped by Manufacturer to Distributor. In all other cases, the non-conformity shall be reported in writing within [***] after shipment of the Product. Any non-conformity not reported as required by this Section shall be deemed waived.

(c)	Manufacturer’s sole obligation with respect to Products determined to be non-conforming shall be, at its option, to replace the non-conforming Products [***] or to issue a credit memorandum to Distributor in the amount of the price paid for such Products. Credit memoranda issued under this Section 7.1(c) may be exchanged only to purchase additional Products from Manufacturer, and Manufacturer is not required to refund money pursuant to such credit memoranda. This Section 7.1(c) states the exclusive remedy of Distributor with respect to non-conforming Products, except as to any warranty claim covered by Section 7.1(d) below.

(d)	Manufacturer warrants to Distributor that Products shipped hereunder will meet such specifications as have been expressly agreed to in writing by the parties hereto, provided the Products are used in accordance with the applicable specifications. This warranty is extended only to Distributor and does not constitute a warranty to either Distributor’s customers or other end-users or to any sub-distributor, [***]. All claims under this warranty must be reported in writing to Manufacturer (with such report accompanied by the Product claimed to be

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Distributorship Agreement Dated April 5, 2002	Page 5

defective, including die “package” in the case of Products sold in die form) as soon as possible, but in any event no later than [***] after the date Products are shipped by Manufacturer to Distributor and if not so reported, such claims shall be deemed waived. Manufacturer’s sole obligation with respect to Products determined not to meet the terms of this warranty shall be, at its option, to replace such Products or to issue a credit or refund to the purchaser in the amount of the price received by Manufacturer for such Products. This Section 7.1(d) states the exclusive remedy against Manufacturer with respect to breach of the warranty given herein or other alleged defects in Products. This Section 7.1(d) (as limited by Section 7.1(e) and other applicable terms and conditions of this Agreement) shall survive with full force and effect after the termination or expiration of this Agreement with respect to Products purchased prior to such termination or expiration.

(e)	THE WARRANTY IN SECTION 7.1(d) IS IN LIEU OF ALL OTHER WARRANTIES RELATING TO THE PRODUCTS, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR IMPOSED BY STATUTE OR OTHERWISE. ALL IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY, ARE EXPRESSLY DISCLAIMED BY MANUFACTURER. Distributor shall make no representations or warranties on behalf of the Manufacturer with respect to the Products or otherwise.

8.	PRICES AND PAYMENT TERMS

8.1	Pricing for LED Products purchased under this Agreement will be determined as follows:

(a)	The unit price payable by Distributor for LED Products will be [***]

(b)	The initial “Resale Price” of LED Products shall be [***]. Manufacturer may, after consultation with Distributor, reduce its suggested Resale Price of a Product effective upon written notice to Distributor. In that event, [***]. In the event of a significant change in market conditions or in prices for products of a competitor of Manufacturer, the parties will review and discuss possible changes to the terms of this Agreement or the Resale Prices as needed to allow Distributor to offer its customers competitive prices [***].

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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8.2	Pricing for Wafer Products purchased under this Agreement will be determined as follows:

(a)	The price payable by Distributor for Wafer Products will be [***]:

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(b)	[***]. Credit memoranda issued under this Section 8.2 may be exchanged only to purchase additional Products from Manufacturer, and Manufacturer is not required to refund money pursuant to such credit memoranda.

(c)	If the cumulative Wafer Product orders by Distributor [***] do not equal or exceed [***], then, notwithstanding any language herein to the contrary, Manufacturer either directly or through any Affiliate shall be permitted to sell Wafer Products to any person for shipment by Manufacturer into Territory A.

8.3	All taxes, duties and the like now or hereafter imposed by any jurisdiction with respect to the sale, manufacture, delivery or transportation of Products (except income taxes of Manufacturer) will be for the account of Distributor, and if paid or required to be paid by Manufacturer, the amount thereof will be added to and become part of the price payable by Distributor.

8.4	Products will be invoiced upon shipment, and payment will be due [***]. Invoiced amounts not paid when due will accrue interest, at the lesser of [***] per annum or the maximum rate permitted by law, from the date of the invoice until the date paid. Payment shall be made in U.S. dollars by T/T remittance to an account designated by Manufacturer, without reduction for any currency exchange or other changes, except that Manufacturer and Distributor will share the risk of currency exchange rate fluctuations as follows.

(a)	The unit price for shipped Products shall be adjusted by the applicable percentage below according to the value of the Average Exchange Rate (as defined below) calculated as of [***] and the value of the Base Rate (as defined below) in effect at the time of shipment:

Average Exchange Rate	Percentage Price Adjustment
Equal to or greater than Base Rate [***]	[***]
Less than Base Rate [***] and greater than Base Rate [***]	[***]
Equal to or less than Base Rate [***]	[***]

(b)	The “Base Rate” means the Average Exchange Rate calculated as of the first day of the Term and adjusted each [***] thereafter to reflect the then current Average Exchange Rate. The “Average Exchange Rate” means the [***] -day average of the daily foreign exchange rate quotations by The Bank of Tokyo-Mitsubishi, Ltd. (the “Bank”) for buying and selling spot U.S. dollars by telegraphic transfer

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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against Japanese yen. For each date on which the Average Exchange Date is to be calculated, Distributor will provide to Manufacturer on such date the daily exchange rate quotations by the Bank during the applicable [***] -day period, which quotations must be verifiable by Manufacturer. In the event that the Bank ceases to make this information publicly available, the parties will mutually agree upon another source.

(c)	Within fifteen (15) days after the end of Manufacturer’s fiscal month, Manufacturer will issue Distributor a credit or debit memorandum, as appropriate, reflecting all required price adjustments with respect to shipments made during the fiscal month. Credit memoranda issued under this Section 8.4 may be exchanged only to purchase additional Products from Manufacturer. Manufacturer is not required to refund money pursuant to a credit memorandum. Distributor will pay Manufacturer the amount of any debit memoranda in the same manner as invoices.

8.5	To protect Distributor against [***], if any, as it may incur on sales of LED Products purchased under this Agreement [***] a [***] Reserve [***] will be established and applied as follows:

(a)	The [***] Reserve will be a balance denominated in U.S. dollars and calculated as set forth in this Section 8.5. The [***] Reserve will be credited with an amount equal to [***] the purchase price of all LED Products shipped to Distributor under this Agreement [***]. The [***] Reserve will be maintained on a rolling [***] basis [***]. Amounts credited [***] will expire and be deducted from [***] Reserve [***].

(b)	[***]

(c)	[***]

(d)	[***]

(e)	[***]

8.6	To protect Distributor against [***] a [***] Reserve [***] will be established and applied as follows:

(a)	The [***] Reserve will be a balance denominated in U.S. dollars and calculated as set forth in this Section 8.6. At the end of each fiscal month, Manufacturer shall credit the Reserve with an amount equal to [***]. The [***] Reserve will be maintained on a rolling [***] basis [***] will expire and be deducted from the [***] Reserve [***].

(b)	[***]

(c)	[***]

(d)	[***]

(e)	[***]

8.7	The provisions in Sections 8.3 through 8.6 shall survive with full force and effect after the termination or expiration of this Agreement with respect to Products purchased prior to such termination or expiration provided that the provisions in Sections 8.5 and 8.6 shall only continue for so long as there is a balance in the applicable Reserve.

9.	MINIMUM PURCHASE COMMITMENTS

9.1	Subject to this Section 9, Distributor shall purchase under this Agreement, during Manufacturer’s fiscal year ending June 29, 2003 (“FY03”), LED Products having an aggregate purchase price of at least $23,000,000 (US), of which not less than (a) $[***] (US) will be purchased in the fiscal quarter of Manufacturer ending September 29, 2002, (b) $[***] (US) will be purchased in the fiscal quarter of Manufacturer ending December 29, 2002, (c) $[***] (US) will be purchased in the fiscal quarter of Manufacturer ending March 30, 2003, and (d) $[***] (US) will be purchased in the fiscal quarter of Manufacturer ending June 29, 2003. Products purchased using credit memoranda issued under Sections 8.3 and 8.4 shall not be included for purposes of this Section 9.1.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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9.2	Beginning no later than the end of January of each year of the Term of this Agreement, the parties will discuss in good faith and seek to mutually agree upon a minimum purchase commitment for Products for the twelve months (12) of the Term of this Agreement beginning in July of that same year. If the parties have not agreed in writing on the minimum purchase commitment by [***] of such year, this Agreement will terminate on the next anniversary of the Effective Date notwithstanding the provisions in Sections 2.1 and 2.2 hereof.

9.3.	Notwithstanding any language herein to the contrary, in no event shall Distributor be required to purchase any LED Products under this Section 9 if Distributor has in its inventory New Products (as defined below) valued at more than $[***] (US) (the “Inventory Cap”) or if such purchase would cause Distributor’s inventory of New Products to meet or exceed the Inventory Cap. If the full purchase commitment for a fiscal quarter would cause Distributor’s inventory of New Products to meet or exceed the Inventory Cap, the purchase commitment shall be reduced to the maximum amount allowable without causing Distributor to meet or exceed the Inventory Cap. “New Products” refers to LED Products shipped by Manufacturer to Distributor on or after [***]. [***] Effective as of the first day of Manufacturer’s fiscal year 2004 (i.e., June 30, 2003), the Inventory Cap will be [***]. Any further [***] the Inventory Cap will be negotiated in good faith by the parties.

9.4.	If Distributor’s inventory of New Product meets or exceeds the Inventory Cap, Distributor may at its option terminate this Agreement by providing Manufacturer with [***] prior written notice, in which case Distributor shall not have any further purchase obligations for Products under Section 9.1 hereof beginning [***]. If, as a result of the above Inventory Cap provisions, Distributor has not purchased during any fiscal quarter beginning on or after September 30, 2002 an amount of LED Products equal to at least [***] percent ([***] %) of its original purchase commitment set forth in Section 9.1 above for such quarter , then Manufacturer may at its option terminate this Agreement by providing Distributor with [***] prior written notice, in which case Distributor shall not have any further purchase obligations for Products under Section 9.1 hereof beginning [***]. If this Agreement is terminated in accordance with the provisions of this Section 9.4, notwithstanding any language herein to the contrary, beginning [***], Manufacturer either directly or through any Affiliate or any third party shall be permitted to sell Products to any person for shipment by Manufacturer into Territory A.

10.	ASSISTANCE OUTSIDE THE TERRITORY

10.1	Manufacturer may from time to time request that Distributor provide assistance, within Japan, in making sales outside of Japan to Affiliates of customers in Japan.

10.2	If Manufacturer makes a written request to Distributor that refers to this Section 10 and requests such assistance with respect to a designated Affiliate, and if Distributor provides the requested assistance, then, unless otherwise agreed in writing by the parties, [***].

10.3	Manufacturer will issue Distributor a credit memorandum within fifteen (15) days after the end of Manufacturer’s fiscal month reflecting the amount of any credit earned during the month under this Section 10. Credit memoranda issued under this Section 10 may be exchanged only to purchase additional Products from Manufacturer, and Manufacturer is not obligated to pay Distributor the amount of such credit memoranda.

11.	TRADE NAMES AND TRADEMARKS

11.1	Distributor shall have the non-exclusive right to use the trade names and trademarks of Manufacturer in the promotion and sale of the Products under this Agreement until termination or expiration of this Agreement; provided, however, that Distributor may, even

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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after termination or expiration of this Agreement, use the trade names and trademarks of Manufacturer only in connection with the sale of the Products purchased from Manufacturer during the existence of this Agreement. Notwithstanding the foregoing, Manufacturer reserves the right to restrict any such use which is detrimental to the names or marks.

11.2	Distributor acknowledges that Manufacturer is the owner of its trade names and trademarks and that Manufacturer may obtain registrations of the same in jurisdictions within the Territory. Distributors shall not assign, sublicense or otherwise permit the use of such trade names and trademarks by third parties. Distributor shall at all times recognize, respect and protect Manufacturer’s ownership of any and all trademarks, trade names, trade secrets, copyrights, patents and know how of Manufacturer (collectively, Manufacturer’s “Intellectual Property”) in connection with the sale of Products in the Territory and shall not in any way derogate, diminish or weaken Manufacturer’s sole proprietary rights in said Intellectual Property. Should the law or regulations of any jurisdiction in the Territory invest Distributor with any proprietary rights to any of said Intellectual Property, Distributor shall promptly, freely and cooperatively relinquish to Manufacturer any and all such rights upon expiration or termination of this Agreement for any reason without recourse or cost to Manufacturer and shall thereafter refrain from any further usage of said Intellectual Property. Distributor shall execute any assignments or other documents necessary to relinquish fully said Intellectual Property to Manufacturer.

11.3	Distributor shall not remove, alter or obliterate any trade name or trademark affixed to the package of the Products, nor shall it add any other names or marks, except with the prior written consent of Manufacturer.

11.4	Distributor shall promptly notify Manufacturer of any and all infringements of Manufacturer’s Intellectual Property in connection with Products in the Territory that may come to Distributor’s attention and shall assist Manufacturer in taking such action against such infringement as Manufacturer in its discretion may decide, with all expenses and cost incident thereto being defrayed by Manufacturer.

11.5	Distributor shall not adopt any corporate name, assumed name, or “doing business as” name containing the word “CREE,” whether in English or any other language.

12.	INDEMNITY

12.1	Manufacturer shall indemnify and hold harmless Distributor from and against [***] which are based on [***] provided, however, that Distributor shall in every instance refrain from making any admission of liability, shall give to Manufacturer prompt written notice of any claim made, shall assist in the defense of such claim in accordance with this Section 12, and shall refrain from proposing or entering into any compromise or settlement of such claim without the written consent of Manufacturer and, [***].

12.2	If any Products are determined to be infringing and their sale by a Distributor within the Territory permanently enjoined by a court of competent jurisdiction, pursuant to a final judgment not subject to further judicial review, Manufacturer, at its expense and without cost to Distributor, shall be obligated as follows [***].

12.3	Distributor shall indemnify and hold Manufacturer harmless from and against [***] provided, however, that Manufacturer shall in every instance refrain from making an admission of liability, shall give to Distributor prompt written notice of any claim made, shall assist in the defense of any such claim in accordance with this Section 12 and shall refrain from proposing or entering into any compromise or settlement of such claim without the written consent of Distributor.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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12.4	Manufacturer shall indemnify and hold harmless Distributor from and against [***] provided, however, that Distributor shall in every instance refrain from making any admission of liability, shall give to Manufacturer prompt written notice of any claim made, shall assist in the defense of such claim in accordance with this Section 12, and shall refrain from proposing or entering into any compromise or settlement of such claim without the written consent of Manufacturer.

12.5	Manufacturer shall have no obligation under this Section 12 with respect to any claim arising from [***].

12.6	The provisions of this Section 12 shall survive with full force and effect after the termination or expiration of this Agreement.

12.7	A party entitled to indemnification under this Section 12 (the “Indemnified Party”) shall permit the party required to provide indemnification (the “Indemnifying Party”) to participate in the defense of the claim and any litigation or other proceeding before any court or governmental agency based thereon, including investigation of the claim and any negotiations for compromise or settlement; shall promptly inform the Indemnifying Party of all developments relating thereto and furnish such information as the Indemnifying Party may reasonably request in connection therewith; and, [***], shall permit the Indemnifying Party at any time upon its request to assume control of the defense thereto. The Indemnified Party and the Indemnifying Party shall cooperate with each other in the defense, including investigation of the claim and any negotiations for compromise or settlement. [***].

13.	LIMITATION OF LIABILITY; FORCE MAJEURE

13.1	Except as expressly provided otherwise in this Agreement, neither party to this Agreement shall be liable to the other, or to any other person or entity, for special, incidental or consequential damages [***], regardless of whether it has been advised of the possibility of such damages and notwithstanding the failure of any limited remedy provided in this Agreement to achieve its essential purpose.

13.2	Any other provision contained herein to the contrary notwithstanding, neither party shall be liable to the other for any delay or failure to perform any of its obligations under this Agreement caused by compliance with governmental regulations or directions, outbreak of a state of emergency, Act of God, war, warlike hostilities, civil commotions, riots, epidemics, storms, fires, strikes, lockouts, and any other cause or causes beyond the reasonable control of such party; [***].

14.	CONFIDENTIALITY

14.1	The parties shall keep in strict confidence from any third party, and duly safeguard in the same manner as they safeguard their own like information, any and all proprietary and confidential business and technical information received from the other party concerning the business affairs and transactions covered by this Agreement, including, without limitation, all proprietary and confidential technical information received from Manufacturer or its Affiliates pertaining to the Products, and shall not at any time knowingly disclose such information to others or use such information for any purpose other than as permitted under this Agreement.

14.2	A party may disclose information subject to this Section 14 to its directors, officers, employees and advisors (collectively, “Representatives”) and to its Affiliates, if and to the extent the Representative or Affiliate has a need to know in connection with the performance or enforcement of this Agreement and is obligated to maintain the information in confidence in accordance with this Agreement. A party will be responsible

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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for any breach of this Section 14 by its Representatives or Affiliates.

14.3	Each party shall maintain information subject to this Section 14 in complete confidence until such time as it is publicly known through no act, omission or contribution of such party. Notwithstanding any prior expiration or termination of this Agreement, it is expressly understood that the provisions of this Section 14 shall survive with full force and effect until [***].

14.4	Notwithstanding the foregoing, any of the parties may disclose such information if required by laws, regulations or orders of the Government of Japan or the United States Government, or any of their competent agencies. In the event such disclosure is required by a party hereto, the party shall give written notice of such disclosure as soon as possible prior to making the disclosure.

14.5	Information shall be considered subject to this Section 14 only if it is disclosed: (i) in written or other tangible form and labeled or otherwise expressly identified as “confidential” or “proprietary” at the time of disclosure, or (ii) in oral form if expressly identified as “confidential” or “proprietary” at the time of disclosure and confirmed as such by written notice within thirty (30) days after the verbal disclosure. A party shall not be liable for use or disclosure of information under this Section 14 if the recipient demonstrates that the information was in the recipient’s possession at the time of its receipt hereunder and was not acquired, directly or indirectly, from the disclosing party, or if the recipient receives the information from a third party having the lawful right to disclose the same, or if the information is independently developed by the recipient without use of any confidential information received from the other party.

15.	INDEPENDENT CONTRACTOR

15.1	The relationship created by this Agreement is that of seller and buyer, and not that of agency, partnership or employment. References in this Agreement to “strategic partner” are not intended to and shall not be construed to refer to the legal relationship among members of a partnership.

15.2	Distributor shall not represent itself to be an agent, partner or employee of Manufacturer for any purpose nor shall Distributor have any right or authority to bind Manufacturer or to assume any obligation or responsibility in the name of or on behalf of Manufacturer.

15.3	Manufacturer shall not represent itself to be an agent, partner or employee of Distributor for any purpose nor shall Manufacturer have any right or authority to bind Distributor or to assume any obligation or responsibility in the name of or on behalf of Distributor.

16.	TERMINATION

16.1	Either party may terminate this Agreement by giving a written notice of termination to the other party:

(a)	if the other party breaches any of the material provisions of this Agreement or any Individual Contract and does not cure the breach within [***], after a written notice is given by the non-breaching party requiring such party to cure the breach;

(b)	if the other party becomes insolvent, or any voluntary or involuntary petition for bankruptcy or for corporate reorganization is filed by or against the other party, or a receiver is appointed with respect to any of the assets of the other party, or a liquidation proceeding is commenced by or against the other party; provided that, in the case of any involuntary petition or proceeding filed or commenced against a party, only if the same is not dismissed within sixty (60) days;

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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(c)	if the whole or any substantial part of the business of the other party relating to this Agreement is transferred to a third party by agreement, order of court of otherwise; or

(d)	if the whole or any substantial part of the ownership, control or management of the other party is changed.

16.2	Nothing in this Section 16 shall affect, be construed or operate as a waiver of any right of the party aggrieved by any breach of this Agreement to recover any loss or damage incurred as a result of such breach, either before or after the termination or non-renewal hereof.

16.3	No termination of this Agreement shall release either party from any liability or obligation which has theretofore accrued and remains to be performed as of the date of such termination.

16.4	Neither party to this Agreement shall be liable to the other by reason of any termination or non-renewal of this Agreement for compensation, reimbursement, or damages on account of any loss of prospective profits on anticipated sales or on account of expenditures, investments, or other commitments relating to the business or goodwill of any party.

17.	AUTHORITY

Each party represents and warrants to the other that it has full corporate power and authority to enter into and perform this Agreement, and neither the execution nor performance of this Agreement violates or conflicts with any agreement, contract or covenant of such party with or in favor of any other person or entity.

18.	AMENDMENT

This Agreement may not be amended except in a writing signed by authorized representatives of both parties. No oral explanation or oral information by any of the parties hereto shall alter the meaning or interpretation of this Agreement.

19.	WAIVER

No waiver of any provision of this Agreement shall be effective unless made in writing and signed by an authorized representative of the party sought to be charged therewith. The failure of either party to enforce any provision of this Agreement shall not constitute or be construed as a waiver of such provision or of the right to enforce it at a later time.

20.	SEVERABILITY

Every provision of this Agreement is intended to be severable so that if any provision hereof is unenforceable or invalid, for any reason whatsoever, such unenforceability or invalidity shall not affect the validity of the remainder of this Agreement.

21.	ASSIGNMENT

This Agreement may not be assigned by either party without the prior written consent of the other, which consent shall not be unreasonably withheld. Any unauthorized attempt to assign shall be null and void. Notwithstanding the foregoing, either party may assign this Agreement without such consent to any Affiliate of such party or to any purchaser of all or substantially all assets of the assigning party used in the business of such party to which this Agreement relates. Any permitted assignee shall assume all obligations of its assignor under this Agreement. An assignment shall

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not relieve the assigning party of responsibility for the performance of its obligations hereunder. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assignees of the parties hereof.

22.	GOVERNING LAW; ARBITRATION

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, the United States. All disputes arising out of or relating to this Agreement or any breach thereof shall be settled exclusively by arbitration to be held in the City of New York, in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The award of Arbitration rendered shall be final and binding upon both parties, and be enforceable by any court having jurisdiction. The arbitrators shall apply the internal laws of the State of New York, the United States, as specified above in determining the rights, obligations and liabilities of the parties and shall not have the power to alter, modify, amend, add to or subtract from any term or provision of this Agreement nor to rule upon or grant any extension, renewal or continuance of this Agreement, nor to award damages or other remedies expressly prohibited by this Agreement, nor to grant injunctive relief, including interim relief, of any nature, notwithstanding any contrary provisions of the Rules of Conciliation and Arbitration specified above. If, under applicable law, this arbitration provision is not enforceable as to a particular claim brought by one party against the other, then legal proceedings involving only that claim may be instituted solely in the United States District Court of the Eastern District of North Carolina or, if such court may not exercise jurisdiction, a court of the State of North Carolina. For all purposes of this Agreement, all parties hereby irrevocably consent to the jurisdiction of such court and waive any defense based on improper or inconvenient venue or lack of personal jurisdiction.

23.	ENTIRE AGREEMENT

This Agreement sets forth the entire agreement between the parties hereto as to the subject matter hereof, and supersedes any and all prior agreements, understanding, arrangements, promises, representations, warranties, and/or any contracts of any form or nature whatsoever, whether oral or in writing and whether explicit or implicit, which may have been entered into prior to the execution hereof between the parties, their officers, directors, or employees as to the subject matter hereof. Neither of the parties hereto has relied upon any oral representation of the other party.

24.	NOTICE

Any notice or communication required or permitted to be given by any party to the other pursuant to this Agreement shall be sent to such party’s address for notices set forth below the signature of that party below, shall be given by facsimile or by prepaid airmail post and shall be deemed to have been given upon receipt at the address of the party to whom addressed.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

CREE, INC.		SUMITOMO CORPORATION

By	/s/ [***]	By	/s/ [***]
	[***] [***]		[***] [***] [***]

Date	April 5, 2002	Date	April 5, 2002

Address for Notices		Address for Notices

CREE, INC. 4600 Silicon Drive Durham, NC 27703 USA Attention: [***] Fax: [***] With a copy to: General Counsel, Cree, Inc. 4600 Silicon Drive Durham, North Carolina 27703 Fax: [***]		SUMITOMO CORPORATION [***] Tokyo 104-8610 Japan [***] [***] [***]

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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